Exhibit 8.1

Pillsbury Winthrop Shaw Pittman LLP

31 West 52nd Street  |  New York, NY 10019-6131  |  tel 212.858.1000  |  fax 212.858.1500

June 24, 2021

Support.com, Inc.

777 South Figueroa St.

Suite 4600

Los Angeles, CA 90017-4600

Ladies and Gentlemen:

We have acted as special tax counsel to Support.com, Inc., a Delaware corporation (“Support”), in connection with the merger pursuant to the Merger Agreement, dated as of March 19, 2021, among Support, Greenidge Generation Holdings Inc., a Delaware corporation (“Greenidge”), and GGH Merger Sub Inc., a Delaware corporation and a direct wholly owned subsidiary of Greenidge (“Merger Sub”). Under the Merger Agreement, Merger Sub will merge with and into Support, with Support as the surviving corporation (the “Merger”). The Merger is further described in the proxy statement/prospectus and other proxy solicitation materials of Support constituting a part thereof (the “Proxy Statement/Prospectus”), which is included in the registration statement on Form S-4 filed by Greenidge on or about the date hereof (the “Registration Statement”) in connection with the Merger and with the registration under the Securities Act of 1933 (the “Act”) of shares of its class A common stock to be issued incident to the Merger. Unless otherwise indicated, each capitalized term used herein has the meaning ascribed to it in the Registration Statement.

For purposes of rendering this opinion we have examined and are relying upon (without any independent investigation or review) the truth, correctness and completeness at all relevant times of the statements, covenants, representations and warranties contained in the Merger Agreement, tax representation letters dated the date hereof delivered to us by Support, Greenidge and Merger Sub pursuant to Section 7.07(b) of the Merger Agreement containing their respective tax-related representations (the “Tax Representation Letters”), the Proxy Statement/Prospectus and the Registration Statement (each as amended or supplemented through the date hereof) and such other instruments and documents as we have deemed necessary or appropriate.

Further, for purposes of rendering this opinion we have made the following assumptions (without any independent investigation or review):

(a)    original documents submitted to us (including signatures) are authentic, documents submitted to us as copies conform to the original documents and all such documents either have been or will be by the effective time duly and validly executed and delivered where such execution and delivery are prerequisites to effectiveness;

(b)    the Merger will be consummated in the manner described in the Proxy Statement/Prospectus and the Registration Statement and in accordance with the provisions of the Merger Agreement;

(c)    all representations, warranties and statements made or agreed to by Support, Greenidge, Merger Sub or their respective officers and directors in connection with the Merger, including but not limited to those set forth in the Merger Agreement, the Tax Representation Letters, the Proxy Statement/Prospectus (including the purposes of Support and Greenidge for consummating the Merger) and the Registration Statement, are true, correct and complete at all relevant times, which shall include the date hereof and the effective time (including in updated Tax Representation Letters executed by appropriate officers of Support, Greenidge and Merger Sub, respectively, as of the effective time), and any such representation, warranty or statement (i) relating to the absence of any plan, intention, understanding or agreement signifies that there is, in fact, no such plan, intention, understanding or agreement or (ii) qualified by belief or knowledge (or similarly qualified) is true, correct and complete without such qualification;

(d)    the transactions, conditions, covenants and agreements contained in the Merger Agreement and the Tax Representation Letters will be performed without waiver or breach of any material provision; and

(e)    Support, Greenidge and their respective subsidiaries will treat the Merger for U.S. federal income tax purposes, and will report the Merger on their respective U.S. federal income tax returns, in a manner consistent with the Intended Tax Treatment.

If any of the above described assumptions is untrue for any reason or if the transaction is consummated in a manner that is different from the manner described in the Merger Agreement, the Tax Representation Letters, the Proxy Statement/Prospectus or the Registration Statement, our opinion as expressed below may be adversely affected.

Based solely on the information, and subject to the assumptions, qualifications and limitations, set forth herein and in the Proxy Statement/Prospectus and Registration Statement, we hereby confirm that the discussion contained in the Proxy Statement/Prospectus under the heading “Material U.S. Federal Income Tax Consequences of the Merger,” to the extent such discussion expresses conclusions as to the application of U.S. federal income tax law, including the qualification of the Merger for the Intended Tax Treatment, constitutes our opinion.

The opinion expressed herein is based upon laws, judicial decisions and administrative regulations, rulings and practice, all as in effect on the date hereof and all of which are subject to change, either on a prospective or retroactive basis. The foregoing opinion is limited to the U.S. federal income tax matters addressed herein, and no other opinions are rendered with respect to other U.S. federal tax matters or to any issues arising under the tax laws of any other country, or any state or locality. This opinion is expressed as of the date hereof, and we disclaim any undertaking to advise you of subsequent changes relating to matters considered herein or of any subsequent changes in applicable law.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

Very truly yours,

/s/ Pillsbury Winthrop Shaw Pittman LLP

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